Quest Solution Reports First Quarter Fiscal 2018 Results

  ● Revenue grew 5.1% to $15.2 million versus first quarter 2017

  ● Revenue grew 18% sequentially compared to fourth quarter 2017

  ● Shareholders’ Equity improved by $14.9 million to a deficit of $0.3 million; $15.2 at March 31, 2017

  ● Adjusted EBITDA for first quarter 2018 increased 18% to $0.66 million

  ● Company remains focused on driving turnaround of the business

EUGENE, OR., May 22, 2018 — Quest Solution, Inc. (OTCQB: QUES), a specialty systems integrator focused on field and supply chain mobility announced its financial results for the quarter ended March 31, 2018.

Financial Results:

For the quarter ended March 31, 2018, Quest Solution (Quest) reported revenues of $15.2 million, compared to $14.3 million in the comparable 2017 period. The Company achieved sequential revenue growth of 18% compared to the fourth quarter of 2017. Gross margin of 21% was consistent with the first quarter of 2017. Total operating expenses for first quarter of 2018 increased to $3.8 million, primarily related to the Company’s adoption of an equity incentive plan, increases in sales commissions related to revenue growth, increased professional fees attributable to the turnaround process and the Debt elimination. Net loss attributable to the common stockholders was $1 million, or a loss of $0.03 per share in the first quarter of 2018, compared to a net loss of $0.4 million, or a loss of $0.01 per share in the first quarter of 2017. Adjusted EBITDA (EBITDA plus Stock Based Compensation and one-time fees mainly related to the turnaround process) for the first quarter of 2018 improved by 18% to $656,000 compared to $555,000 in the first quarter of 2017. Shareholders’ equity improved to a deficit of $0.3 million at March 31, 2018 as compared to a deficit of $1.2 million at December 31, 2017 and a deficit of $14.9 million at March 31, 2017.

Shai Lustgarten, CEO, commented, “Quest is now better positioned to execute our strategy, further improve our financial results and drive differentiation in the market place by adding state of the art technologies to our product offering. During the first quarter we continued to make progress with our turnaround initiatives. Revenue grew due to organic growth in our customer base. Our sales team is focused on strengthening our existing customer relationships to generate new business as needs evolve and capturing new customers to drive incremental revenue growth in our multi Billion USD market place.

“Much of the increase in operating expenses that we saw in the quarter was related to non-cash equity compensation expense, increased sales commissions due to our reinvigorated sales and marketing effort, as well as some increased professional fees related to the turnaround and debt reduction agreements. Importantly, we drove a 13% reduction in salary expense during the quarter, and we expect operating expenses to moderate as a percentage of sales as we continue to execute the turnaround.”

Mr. Lustgarten continued, “We previously announced a $15 million reduction of our notes liability, which significantly enhanced our financial structure and provides a solid platform for the Company’s growth. Quest serves blue chip customers operating in attractive, growth industries and we remain focused on exceeding the needs of our existing customers and cultivating new opportunities to increase our market share as we move through 2018.”

Please refer to the financial tables included below for a reconciliation of generally accepted accounting principles in the United States (“GAAP”) to non-GAAP financial results. Please refer to the financial tables included below for a reconciliation of GAAP to non-GAAP results.

About Quest Solution, Inc.

Quest Solution is a Specialty Systems Integrator focused on Field and Supply Chain Mobility. We are also a manufacturer and distributor of consumables (labels, tags, and ribbons), RFID solutions, and barcoding printers. Founded in 1994, Quest is headquartered in Eugene, Oregon, with offices in the United States.

Rated in the Top 1% of global solution providers, Quest specializes in the design, deployment and management of enterprise mobility solutions including Automatic Identification and Data Capture (AIDC), Mobile Cloud Analytics, RFID (Radio Frequency Identification), and proprietary Mobility software. Our mobility products and services offering is designed to identify, track, trace, share and connect data to enterprise systems such as CRM or ERP solutions. Our customers are leading Fortune 500 companies from several sectors including manufacturing, retail, distribution, food / beverage, transportation and logistics, health care and chemicals / gas / oil.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Quest Solution, Inc.’s products, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, risks related to the sale of Quest Solution Canada Inc. to Viascan Group Inc. and other information that may be detailed from time-to-time in Quest Solution Inc.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting Quest Solution, Inc. please refer to the Company’s recent Securities and Exchange Commission filings, which are available at http://www.sec.gov. Quest Solution, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Financial Tables Follow

QUEST SOLUTION, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(AUDITED)

	For the three months ended March 31
	2018	2017
Revenues
Total Revenues	$15,180,547	$14,437,556

Cost of goods sold
Cost of goods sold	12,014,454	11,445,609
Total costs of goods sold	12,014,454	11,445,609

Gross profit	3,166,093	2,991,947

Operating expenses
General and administrative	476,855	412,945
Salary and employee benefits	2,602,565	1,945,883
Depreciation and amortization	437,398	442,400
Professional fees	292,862	103,277
Total operating expenses	3,809,680	2,904,505

Income (loss) from operations	(643,587)	87,442

Other income (expenses):
Interest expense	(294,765)	(355,658)
Other (expenses) income	2,544	(6,042)
Total other expenses	(292,221)	(361,700)

Net loss before Income Taxes	(935,808)	(274,258)

Provision for Income Taxes
Current	(13,197)	(56,900)
Total Provision for Income Taxes	(13,197)	(56,900)

Net loss attributable to Quest Solution Inc.	$(949,005)	$(331,158)
Less: Preferred stock – Series C dividend	(48,124)	(46,507)

Net loss attributable to the common stockholders	$(997,129)	$(377,665)

Net loss per share - basic	$(0.03)	$(0.01)

Net loss per share from continuing operations - basic	$(0.03)	$(0.01)
Weighted average number of common shares outstanding - basic	37,125,286	35,141,560

QUEST SOLUTION, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(AUDITED)

	As of
	March 31, 2018	December 31, 2017
ASSETS
Current assets
Cash	$244,596	$24,634
Restricted Cash	381,494	684,610
Accounts receivable, net	9,418,463	6,387,734
Inventory, net	2,141,855	439,720
Prepaid expenses	2,411,851	476,840
Other current assets	30,251	126,187
Total current assets	14,628,510	8,139,725

Fixed assets, net	85,951	92,803
Goodwill	10,114,164	10,114,164
Trade name, net	2,215,231	2,359,481
Customer Relationships, net	5,029,759	5,310,938
Other assets	37,063	39,512

Total assets	$32,110,678	$26,056,623

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)
Current liabilities
Accounts payable and accrued liabilities	$18,226,932	$13,239,810
Accrued interest on note payable	43,323	38,430
Line of credit	4,832,353	3,667,417
Accrued payroll and sales tax	2,790,539	1,531,233
Deferred revenue, net	-	761,194
Current portion of note payable	2,275,404	3,429,025
Notes payable, related parties	106,500	106,500
Other current liabilities	156,957	121,117
Total current liabilities	28,432,008	22,894,726

Long term liabilities
Note payable, related party	3,222,900	3,222,900
Accrued interest, related party	185,862	165,014
Long term portion of note payable	130,294	130,294
Deferred revenue, net	-	452,024
Other long term liabilities	486,538	439,833
Total liabilities	32,457,602	27,304,791

Stockholders’ (deficit)
Series A Preferred stock; $0.001 par value; 1,000,000 shares designated and 0 shares outstanding as of March 31, 2018 and December 31, 2017, respectively.	-	-
Series B Preferred stock; $0.001 par value; 1 share designated and 0 shares outstanding as of March 31, 2018 and December 31, 2017, respectively.	-	-
Series C Preferred stock; $0.001 par value; 15,000,000 shares designated, 3,143,530 shares outstanding as of March 31, 2018 and December 31, 2017, respectively, liquidation preference of $1.00 per share and a cumulative dividend of $0.06 per share.	4,829	4,829
Common stock; $0.001 par value; 100,000,000 shares designated, 39,673,631 and 36,828,371 shares outstanding of March 31, 2018 and December 31, 2017, respectively.	39,673	36,828
Common stock to be repurchased by the Company	(230,490)	(230,490)
Additional paid-in capital	35,177,970	34,495,659
Accumulated (deficit)	(35,338,906)	(35,554,994)
Total stockholders’ (deficit)	(346,924)	(1,248,168)
Total liabilities and stockholders’ (deficit)	$32,110,678	$26,056,623

QUEST SOLUTION, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(UNAUDITED)

	Three months ended
	March 31, 2018	March 31, 2017

Operating income	$(644)	$87

Depreciation & amortization	437	442

EBITDA	(204)	529

Stock based compensation	681	26

One-time turnaround expenses	179	-

Adjusted EBITDA	$656	$555

Investor Contact:

John Nesbett/Jen Belodeau

Institutional Marketing Services (IMS)

203.972.9200

jnesbett@institutionalms.com